As filed with the Securities and Exchange Commission on April 12, 2002
                                                    Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ACE LIMITED
             (Exact name of registrant as specified in its charter)


      CAYMAN ISLANDS                               98-0091805
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                The ACE Building
                              17 Woodbourne Avenue
                             Hamilton HM 08, Bermuda
               (Address of principal executive offices) (zip code)

                     ACE Limited 1995 Outside Directors Plan
                            (Full title of the plan)

                                Brian Duperreault
                                   ACE Limited
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (441) 295-5200 copy to
                                Laura D. Richman
                              Mayer, Brown & Platt
                              190 S. LaSalle Street
                             Chicago, Illinois 60603
                        --------------------------------
                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                          Proposed Maximum
                                                             Offering               Proposed Maximum
   Title of Securities           Amount to be                Price Per             Aggregate Offering            Amount of
     to be Registered             Registered                  Share(1)                  Price(1)              Registration Fee
     ----------------             ----------              --------------                --------              ----------------




      Ordinary Shares
      $.041666667                  500,000                  $43.23                    $21,615,000               $1,989
      par value (2)




(1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange Composite Tape on April 5, 2002.
(2) Also includes preferred share purchase rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Ordinary Shares.

=============================================================================================================================

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, File No. 333-1400, (the "Prior Registration Statement") is incorporated herein by reference. This Registration Statement covers 500,000 shares which, together with the 150,000 shares (after giving effect to the Registrant's stock split) being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 650,000 shares registered for issuance under the ACE Limited Outside Directors Plan.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

                                   SIGNATURES


     Each person whose signature appears below constitutes and appoints, Brian Duperreault, Dominic Frederico, Peter N. Mear and Keith White and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on April 10, 2002.

                                   ACE Limited


                                   By:   /s/  Brian Duperreault
                                        ----------------------------------------
                                   Its:  Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                               Date
---------                    -----                               ----

/s/ Brian Duperreault                                           April 10, 2002
------------------------
Brian Duperreault            Chairman and Chief Executive
                              Officer; Director

                                                                April 10, 2002
/s/ Dominic Frederico        President, Chief Operating
------------------------      Officer, Director
Dominic Frederico


                                                                April 10, 2002
/s/ Philip Bancroft          Chief Financial Officer;
------------------------      (Principal Financial
Philip Bancroft               Officer)


                                                                April 10, 2002
/s/ Robert A. Blee           Chief Accounting Officer;
------------------------      (Principal Accounting
Robert A. Blee                Officer)



/s/ Donald Kramer            Vice Chairman; Director            April 10, 2002
------------------------
Donald Kramer

/s/ Michael G. Atieh         Director                            April 10, 2002
------------------------
Michael G. Atieh


                             Director                            April 10, 2002
/s/ Bruce L. Crockett
------------------------
Bruce L. Crockett


/s/ Robert M. Hernandez      Director                            April 10, 2002
------------------------
Robert M. Hernandez


/s/ John A. Krol             Director                            April 10, 2002
------------------------
John A. Krol


                             Director                            _______,  2002
------------------------
Roberto Mendoza


/s/ Peter Menikoff           Director                            April 10, 2002
------------------------
Peter Menikoff


/s/ Thomas J. Neff           Director                            April 10, 2002
------------------------
Thomas J. Neff


/s/ Robert Ripp              Director                            April 10, 2002
------------------------
Robert Ripp


/s/ Walter A. Scott          Director                            April 10, 2002
------------------------
Walter A. Scott


/s/ Dermot F. Smurfit        Director                            April 10, 2002
------------------------
Dermot F. Smurfit


/s/ Robert W. Staley         Director                            April 10, 2002
------------------------
Robert W. Staley


/s/ Gary M. Stuart           Director                            April 10, 2002
------------------------
Gary M. Stuart


/s/ Sidney F. Wentz          Director                            April 10, 2002
------------------------
Sidney F. Wentz

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.




                             /s/ Brian Duperreault
                             ---------------------------------
                             Brian Duperreault


                             Date:  April 10, 2002

                                  EXHIBIT INDEX


Exhibit Number   Description of Document
---------------  -----------------------

      4.1 Memorandum of Association of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

      4.2 Articles of Association of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

      4.3 Specimen certificate representing Ordinary Shares (Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001)

      5.1 Opinion of Maples and Calder as to the legality of the Ordinary Shares

      23.1       Consent of PricewaterhouseCoopers LLP

      23.2       Consent of Maples and Calder (included in Exhibit 5)

      24.1       Powers of Attorney (included in signature pages)

      99.1 Appointment of CT Corporation as U.S. agent for service of process (Incorporated by reference to Exhibit
                 99.1 to Registration Statement on Form S-1 of the
                 Company (No. 33-72118)).

      99.2 Confirmation of appointment of CT Corporation System as U.S. agent for service of process (Incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-3 of the Company (No. 333-49257)).